REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is entered into as of July 1, 2010, between First Blush Brands, Inc., a Delaware corporation (the “Company”), and the Investors set forth on the signature pages hereto (each a “Holder” and together, the “Holders”).

WITNESSETH:

WHEREAS, pursuant to the terms of the Securities Purchase Agreement, dated as of July 1, 2010, among the Company and the Holders (the “Purchase Agreement”), the Company issued and the Holders purchased shares of common stock of the Company (“Common Stock”) and warrants to purchase Common Stock;

WHEREAS, in connection with the Holders’ entry into the Purchase Agreement the Company has agreed to grant the Holders certain registration rights for the Common Stock issuable to the Holders (the “Registration Rights”);

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties hereby agree as follows:

ARTICLE I.
REGISTRABLE SECURITIES

Section 1.1           Registrable Securities.  For purposes of this Agreement, “Registrable Securities” means all Common Stock issued now or hereafter owned and held by the Holders; provided that, if the Company converts, by merger or otherwise, to another type of entity including but not limited to a limited partnership, the term Registrable Securities as defined herein shall refer to the securities in the new type of entity. Common Stock, membership interests, partnership interests or other equity securities, as the case may be, cease to be “Registrable Securities” when they are (i) eligible for sale without volume limitations pursuant to Rule 144 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), (ii) registered for resale under the Securities Act and sold pursuant to such registration, or (iii) sold without having been registered pursuant to an exemption from the registration requirements of the Securities Act.

ARTICLE II.
PIGGYBACK REGISTRATIONS

Section 2.1           Right to Piggyback.  If the Company proposes to register any of its securities under the Securities Act (other than pursuant to a registration solely in connection with an employee benefit or stock ownership plan in a transaction described in Rule 145 under the Securities Act) and the registration form to be used may be used for the registration of the sale of Registrable Securities (a “Piggyback Registration”), the Company will give prompt written notice to all Holders of Registrable Securities of its intention to effect such a registration (each a “Piggyback Notice”).  Subject to Section 2.2 and Section 2.3, the Company will include in the Piggyback Registration all Registrable Securities that Holders of Registrable Securities request the Company to include in the Piggyback Registration by written notice given to the Company within fifteen (15) days after the date of the Company’s notice.  The Holders acknowledge that the Piggyback Notice may constitute material non-public information regarding the Company.

Section 2.2           Priority on Primary Registrations.  If a Piggyback Registration relates to an underwritten public offering of securities by the Company and the lead managing underwriter(s) advise the Company in writing that in the opinion of the lead managing underwriter(s) the number of securities requested to be included in the Piggyback Registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration (i) first, the securities proposed to be sold by the Company, (ii) second, the Registrable Securities requested to be included in the Piggyback Registration, pro rata among the Holders and all other holders of Registration Rights from the Company based on the ratio of the number of Registrable Securities that each such individual, corporation, limited liability company, partnership, trust or any other organization or entity (collectively, “Person”) has requested the Company include in the Piggyback Registration over the total number of Registrable Securities requested to be included in the Piggyback Registration by the Holders; and (iii) third, other securities requested to be included in such registration, pro rata among the holders of such other securities based on the ratio of the number of such other securities that each such holder has requested the Company include in the Piggyback Registration over the total number of other securities requested to be included in the Piggyback Registration by such other holders. In the event for any reason the Commission (as hereinafter defined) notifies the Company of any limitation on the number of Registrable Securities that may be included in a Registration Statement, such notice shall be treated as if an underwriter had given such notice and the Registrable Securities included in such Piggyback Registration will be adjusted in accordance with this Section 2.2.

Section 2.3           Priority on Secondary Registrations.  If a Piggyback Registration relates to an underwritten public offering of securities by holders of the Company’s securities ( the “Selling Stockholders”) and the managing underwriter(s) advise the Company in writing that in their opinion, the number of securities requested to be included in the Piggyback Registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the Selling Stockholders, the Company will include in the Piggyback Registration (i) first, the securities of the Selling Stockholders; (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the Holders and all other holders of registration rights from the Company based on the ratio of the number of Registrable Securities that each such Person has requested the Company include in the Piggyback Registration over the total number of Registrable Securities requested to be included in the Piggyback Registration; and (iii) third, other securities requested to be included in such registration, pro rata among the holders of such securities based on the ratio of the number of such other securities that each such holder has requested the Company include in the Piggyback Registration over the total number of other securities requested to be included in the Piggyback Registration by such other holders.

Section 2.4           Rule 415. Notwithstanding anything to the contrary herein, the Company shall be entitled to limit the number of Regsitrable Securities to the extent it deems advisable, upon advice of its legal counsel, in order to comply with Rule 415 under the Securities Act.

ARTICLE III.
REGISTRATION PROCEDURES

Section 3.1           Registration Procedures.  Whenever the Holders of Registrable Securities have requested that the sale of any Registrable Securities be registered pursuant to this Agreement, the Company will use its commercially reasonable efforts consistent with this Agreement, legal requirements and, in the case of an offering by the Company, prevailing market conditions, to effect the registration and the sale of such Registrable Securities in accordance with the intended method of distribution thereof and will promptly:

(a)           prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, provided that, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to one counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

(b)           prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the earlier of: (i) such time as all such Registrable Securities covered by the registration statement have been sold or (ii) a period of one hundred-eighty (180) days, after the effective date of the registration statement covering such Registrable Securities, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of distribution by the Holders set forth in such registration statement;

(c)           furnish to each Holder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

(d)           use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions of the United States as any Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, provided that the Company will not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any such jurisdiction;

(e)           notify each Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances then existing;

(f)           cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified;

(g)           provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement and thereafter maintain such a transfer agent and registrar;

(h)           in connection with any underwritten offering, enter into such customary agreements not inconsistent with this Agreement (including underwriting agreements and lock-up agreements in customary form) and take all such other actions as the Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to facilitate the disposition of such Registrable Securities;

(i)           make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

(j)           otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k)           permit any Holder that might be deemed, in the reasonable judgment of such Holder, to be an underwriter or a controlling Person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included; and

(l)           in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company will use its commercially reasonable efforts promptly to obtain the withdrawal of such order.

If any such registration or comparable statement refers to any Holder by name or otherwise as the holder of any securities of the Company and if, in its reasonable judgment, such Holder is or might be deemed to be a controlling Person of the Company, such Holder shall have the right to require (a) the inclusion in such registration statement of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding of such securities by such Holder is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder; provided, that with respect to this clause (b) such Holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

ARTICLE IV.
REGISTRATION EXPENSES

Section 4.1           Definition.  The term “Registration Expenses” means all reasonable expenses incident to the Company’s performance of or compliance with Article III of this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws of jurisdictions in the United States, printing expenses, messenger and delivery expenses, fees and expenses of attorneys, accountants and other experts, and fees and expenses of underwriters and their attorneys and experts, other than underwriters’ discounts and commissions, which shall be deducted from the proceeds of the offering payable to the selling Holders of Registrable Securities.

Section 4.2           Payment.  The Company shall pay the Registration Expenses in connection with any and all Piggyback Registrations.  In connection with each Piggyback Registration, the Company will reimburse the Holders of Registrable Securities covered by such registration for the reasonable fees and disbursements of one nationally recognized counsel chosen by the Holders of a majority of the Registrable Securities up to a maximum of ten thousand dollars ($10,000).

ARTICLE V.
INDEMNIFICATION

Section 5.1           Indemnification by the Company.  The Company agrees to indemnify, to the extent permitted by law, (i) each Holder, (ii) the officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees, of each of them, and each Person who controls such Holder (within the meaning of the Securities Act) and (iii) such controlling Person’s officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees, in each case against all losses, claims, damages, liabilities and expenses, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, caused by (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make statements therein not misleading or, with respect to any prospectus necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company under this Agreement in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees and each Person controlling such Holder, and the officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees of such controlling Person, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss or action, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein; provided, however, that the Company shall not be required to indemnify any Person for any Losses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that (x) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in such registration statement, such prospectus or such form of prospectus or in any amendment or supplement thereto or (y) such Person uses an outdated or defective prospectus after the Company has notified such Person in writing that the prospectus is outdated or defective.  In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

Section 5.2           Indemnification by Holders.  In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement and related prospectus and, to the extent permitted by law, will indemnify and hold harmless, severally and not jointly, (i) the Company, (ii) the Company’s directors, officers, partners, members, managers, stockholders, accountants, attorneys, agents and employees, (iii) each Person who controls the Company (within the meaning of the Securities Act), (iv) each such controlling Person’s officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees, (v) each other Holder and (vi) such Holder’s officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees, in each case against any Losses, as incurred,  resulting from (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation by such Holder of the Securities Act or any rule or regulation thereunder applicable to such Holder and relating to action or inaction required of such Holder in connection with any such registration, qualification, or compliance, and will reimburse such indemnified Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss or action, in each case to the extent, but only to the extent, that (x) such untrue statements or omissions is contained or should have been contained in any information or affidavit so furnished in writing by such Holder expressly for use in such registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in such registration statement, such prospectus or such form of prospectus or in any amendment or supplement thereto or (y) such Holder uses an outdated or defective prospectus after the Company has notified such Holder in writing that the prospectus is outdated or defective; provided, that the obligation to indemnify will be individual to each Holder and will be limited to the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

Section 5.3           Notice; Defense of Claims.  Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

Section 5.4           Survival.  The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent or controlling Person of such indemnified party and will survive the transfer of securities.

Section 5.5           Contribution.  If the indemnification provided for in this Article V is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 5.5, an indemnifying party that is a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Registrable Securities sold by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The obligation of each selling Holder of Registrable Securities to contribute pursuant to this Section 5.5 is several, and not joint, in proportion to the net proceeds of the offering received by such selling Holder in relation to the total net proceeds of the offering received by all of the selling Holders.

Section 5.6           Underwriting Agreement.  To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into by the Company in connection with an underwritten public offering are in conflict with the provisions of this Article V that relate to indemnification and contribution of underwriters, the provisions contained in the underwriting agreement shall control.

ARTICLE VI.
PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

Section 6.1           Acceptance of Underwriting.  No Person may participate in any registration hereunder that is underwritten unless such Holder (i) agrees to sell such Holder’s securities on the basis provided in any underwriting arrangements approved by the Holders entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, that no Holder included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such Holder as are reasonably required by the underwriters.

ARTICLE VII.
REPORTING REQUIREMENTS UNDER EXCHANGE ACT

Section 7.1           Reporting.  The Company shall keep effective the registration of its securities under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shall timely file such information, documents and reports for so long as the Commission may require or prescribe under Section 13 of the Exchange Act.  The Company shall (whether or not it shall then be required to do so) timely file such information, documents and reports which it is required to file pursuant to Section 13 or 15(d) of the Exchange Act.  The Company shall forthwith upon request furnish any Holder (i) a written statement by the Company that it has complied with such reporting requirements, (ii) to the extent available, a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents filed by the Company with the Commission as such Holder may reasonably request in availing itself of an exemption for the sale of Registrable Securities without registration under the Securities Act.  The Company acknowledges and agrees that the purposes of the requirements contained in this Article VII are (a) to enable any such Holder to comply with the current public information requirement contained in paragraph (c) of Rule 144 under the Securities Act should such Holder ever wish to dispose of any of the securities of the Company acquired by it without registration in reliance upon Rule 144 under the Securities Act (or any other similar exemptive provision) and (b) to qualify the Company for the use of registration statements on Form S-3.  In addition, so long as the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company shall take such other measures and file such other information, documents and reports, as shall hereafter be required by the Commission as a condition to the availability of Rule 144 under the Securities Act (or any similar exemptive provision hereafter in effect) and the use of Form S-3.

ARTICLE VIII.
MISCELLANEOUS

Section 8.1           Confidentiality.

(a)           All information furnished by the Company or its Representatives (as defined below), whether furnished before or after the date hereof, and regardless of the manner in which it is furnished, is referred to in this Agreement as "Proprietary Information".  Proprietary Information does not include, however, information which (a) is or becomes generally available to the public other than as a result of a disclosure by a Holder or its Representatives, (b) was available to a Holder on a nonconfidential basis prior to its disclosure to a Holder by the Company or its Representatives, or (c) becomes available to a Holder on a nonconfidential basis from a person, other than the Company or any of its Representatives, who is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation to the Company.  As used in this Agreement, the term "Representative" means, as to any person, such person's affiliates and its and their directors, officers, employees, agents, advisors (including, without limitation, financial advisors, counsel and accountants) and controlling persons.  As used in this letter agreement, the term "person" shall be broadly interpreted to include, without limitation, any corporation, company, partnership, other entity or individual.

(b)           Each Holder shall keep strictly confidential all Proprietary Information and will not, without express written authorization signed by an authorized officer of the Company, use, sell, market or disclose any Confidential Information to any person for any purpose.  Each Holder shall be responsible for any breach of this Agreement by any of its Representatives and shall, at its sole expense, take all reasonable measures (including but not limited to court proceedings) to restrain its Representatives from prohibited or unauthorized disclosure of use of the Proprietary Information. Each Holder shall immediately notify the Company of any unauthorized disclosure and, without affecting the Company’s rights as a result thereof, take all steps necessary to prevent further disclosure.

(c)           In the event that a Holder is required by, law, regulation, legal process or regulatory authority to disclose any Proprietary Information or any other information concerning the Company, such Holder shall provide the Company with prompt written notice of such request or requirement (to the extent not prohibited by law or legal process) in order to enable the Company to seek an appropriate protective order or other remedy, to not object to the Company's taking steps (at its sole expense) to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this Agreement.  If, in the absence of a protective order or other remedy or waiver of the terms of this letter agreement, a Holder determines upon the opinion of its legal counsel that such Holder or any Representative is required by, law, regulation, legal process or regulatory authority to disclose any Proprietary Information or other information concerning the Company, such Holder or such Representative may disclose only such Proprietary Information or other information as must be disclosed by law, regulation, legal process or regulatory authority and shall exercise reasonable efforts to obtain assurances that such Proprietary Information or other information will be accorded confidential treatment.

Section 8.2           No Inconsistent Agreements.  The Company will not hereafter enter into any agreement with respect to its securities that is inconsistent with or violates the rights granted to the Holders in this Agreement.

Section 8.3           Adjustments Affecting Securities.  The Company will not take any action, or permit any change to occur, with respect to its securities for the purpose of (i) materially and adversely affecting the ability of the Holders to include such Registrable Securities in a registration undertaken pursuant to this Agreement or (ii) materially and adversely affecting the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of stock); provided that this Section 8.3 shall not apply to actions or changes with respect to the Company’s business, earnings or revenues in which the effect of such actions or changes on the Registrable Securities is merely incidental.

Section 8.4           Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally or by overnight delivery service with signature proof of delivery, or seventy-two (72) hours after having been mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient.  Such notices, demands and other communications shall be sent to the Company, to the address of the Company’s principal office, Attn.: President, or to the Holders, to their most recent addresses as set forth in the books and records of the Company, or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.  Delivery by telecopy or electronic mail shall not be deemed to be adequate notice hereunder.

Section 8.5           Remedies.  Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically and to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

Section 8.6           Amendments and Waivers.  Except as otherwise provided herein, no amendment, waiver, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by the Company and the Holders of at least 66-2/3% of the then outstanding Registrable Securities.

Section 8.7           Successors and Assigns.  The Holder may assign all or any portion of its rights under this Agreement to any affiliate, partner, member or shareholder of such Holder or to any Person to whom such Holder transfers at least five percent (5%) of the Registrable Securities held by such Holder.  Subject to the foregoing, the rights of the parties under this Agreement shall inure to the benefit of, and this Agreement shall be binding upon, the successors and assigns of the parties hereto.

Section 8.8           Severability.  If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement.  Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

Section 8.9           Entire Agreement.  This Agreement, those documents expressly referred to herein, and the other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 8.10         Headings.  The headings of this Agreement are for convenience only and do not constitute a part of this Agreement.

Section 8.11         Governing Law.  The construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 8.12         Further Assurances.  Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be necessary or appropriate to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.

Section 8.13         Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

Section 8.14         Termination.  Subject to Section 1.1 hereof, this Agreement shall terminate as to any Holder, when all Registrable Securities held by such Holder no longer constitute Registrable Securities.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

FIRST BLUSH BRANDS, INC.

By:
Name:
Title:

HOLDERS:

Name:

-OR-

_________________________

By:
Name:
Title: